UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2006

IAS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Copies to:
James Vandeberg
The Otto Law Group, PLLC
601 Union Street, Suite 4500, Seattle, Washington 98101
Tel. (206) 262-9545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

JOINT VENTURE DRILLING AGREEMENT

On May 4, 2006, IAS Communications, Inc. ("we" or "IAS") closed on a transaction pursuant to which we entered into a Joint Venture Drilling Agreement with Energy Source, Inc. (“Energy Source”) to drill up to 24 gas wells.

We will drill initially 4 gas wells in Kentucky, with an option to drill an additional 20 wells over an 18 month period. The first well to be drilled will be the Ken Lee #1 well located in Knox County. The Ken Lee well is located on one of the leases in the heart of approximately 5,000 acres under lease by Energy Source, Inc.

IAS will earn a 100% interest in each well drilled and financed by IAS, subject to a 12 1/2 percent revenue interest to the landowner and 27 1/2 percent to Energy Source, Inc. the lessee and operator of the wells.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS.

Pursuant to Instruction 2 to Item 601(b)(10) of Regulation S-B, if a material contract is executed or becomes effective during the reporting period reflected by a Form 10-QSB or Form 10-KSB, it shall be filed as an exhibit to the Form 10-QSB or Form 10-KSB filed for the corresponding period. Accordingly, the above referenced material agreements shall be filed with the Company’s 10-QSB for the three months ended July 31,2006.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 30, 2006	IAS COMMUNICATIONS, Inc.

	By:	/s/ John G. Robertson
John G. Robertson, President
(Principal Executive Officer)